UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

GeneLink, Inc.
 (Exact name of registrant as specified in its charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL	32779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 558-4363

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Chief Executive Officer

On December 28, 2009, GeneLink, Inc. (the “Company”) announced that David L. Macdonald has been appointed as and will serve as the Interim Chief Executive Officer of the Company. Monte E. Taylor, Jr., currently the Chief Executive Officer of the Company and of GeneWize Life Sciences, Inc., the Company’s wholly-owned subsidiary (“GeneWize”), will remain as Chief Executive Officer of GeneWize. This move will allow Mr. Taylor to focus all of his time and efforts on the growth of GeneWize.

(c) Appointment of Interim Chief Executive Officer

Effective December 28, 2009, David L. Macdonald has become the Interim Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Macdonald, 51, most recently served as CEO and a Director of AltheaDx, a biopharma company. Previously, Mr. Macdonald served as the CEO, President and a Director of Nanomix, a medical products company; the Senior Vice President of Global Operations and Business Development at Nanogen, a medical diagnostics company; and CEO, President and a Director of Progeny Systems, a medical diagnostics company. Mr. Macdonald provides over 25 years of leadership experience in the medical diagnostics industry. Mr. Macdonald holds a BSBA degree from Northeastern University in management and finance, and a MBA degree from Babson College in entrepreneurship.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1  December 28, 2009 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By: /s/ David L. Macdonald

David L. Macdonald Interim Chief Executive Officer

Dated: December 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 28, 2009